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                                                                    Exhibit 99.1

 ADELPHIA DEPLOYS TERAYON'S DOCSIS 2.0 CABLE MODEM TERMINATION SYSTEM TO ENABLE
                       NEW HIGH-SPEED BROADBAND SERVICES

Nation's Fifth Largest Cable Television Operator Offers its Power Link and Power
  Link Premier Services Nationwide Using Terayon's DOCSIS 2.0 CMTSs and Cable
                                     Modems

Santa Clara, California - April 12, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband access, delivery and management solutions, today announced that Adelphia Communications, Inc., the fifth largest cable television operator in the U.S. has so far deployed more than 200 Terayon BW DOCSIS(TM) 2.0 CMTSs (Cable Modem Termination System), providing its Power Link and Power Link Premier services with added bandwidth for faster upload and download speeds, and improving performance for subscribers who frequently trade multimedia files such as digital photos, music and video, play online games and use peer-to-peer file sharing applications. Terayon was selected as one of Adelphia's primary CMTS suppliers last year.

         "The complete Terayon DOCSIS 2.0 solution allows us to stay ahead of our broadband competition by optimizing bandwidth and maximizing our existing infrastructure to offer higher speeds with greater reliability," said Marwan Fawaz, chief technology officer, Adelphia. "DOCSIS 2.0 has enabled us to increase our broadband speeds today, and it is ideal for future offerings."

         "Terayon has led the cable industry with the first and only complete DOCSIS 2.0 cable data system, allowing operators like Adelphia to cost-effectively introduce the next wave of exciting broadband services," said Zaki Rakib, CEO of Terayon. "Our success helping Adelphia and other customers migrate to DOCSIS 2.0 during the past year gives us unrivaled operational experience into what is required for a smooth transition. We have used this real-world experience to further develop and refine our CMTS to make it the most robust and deployment-ready DOCSIS 2.0 CMTS on the market."

         Adelphia is accelerating deployments of the Terayon DOCSIS 2.0 end-to-end solution in several of its markets nationwide.

         Adelphia selected Terayon as one of its primary CMTS vendors after a successful and comprehensive trial in its Los Angeles network. The trial tested Terayon's BW 3500 DOCSIS

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2.0 qualified CMTS and TJ 715x DOCSIS 2.0 certified cable modems in an end-to-end system configuration. The results validated the advantages of DOCSIS 2.0, including its improved upstream performance and reliability when delivering high-speed, high-bandwidth service.

ABOUT TERAYON'S END-TO-END DOCSIS 2.0 SYSTEM

         Terayon offers the only complete, end-to-end cable data system that meets the DOCSIS 2.0 specification. The system is comprised of the TJ 715x cable modem and the BW 3500 or BW 3200 model CMTS.

         The TJ 715x is the latest of Terayon's DOCSIS 2.0 cable modems, more than 1.5 million of which have been deployed by operators worldwide, including the top five U.S. operators.

         Complementing the TJ 715x is the BW 3500 CMTS, the industry's first and only CMTS qualified to meet the DOCSIS 2.0 and PacketCable(TM) specifications. The BW 3500 is a scalable, carrier-class CMTS for operators' most demanding broadband voice and data applications for residential subscribers and for business customers. Deployed in a cable operator's headend - the central point of a cable network - the BW 3500 manages DOCSIS cable modems deployed by the operator's subscribers, forming an end-to-end system for delivering broadband services. Terayon also offers the compact BW 3200 CMTS, which is suited for smaller cable systems or large segmented systems.

ABOUT ADELPHIA

         Adelphia Communications Corporation (OTC: ADELQ) is the fifth-largest cable television company in the country. It serves customers in 30 states and Puerto Rico, and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia's broadband networks.

ABOUT TERAYON

Terayon Communication Systems, Inc. provides access and delivery management platforms for broadband providers, cable companies, satellite operators and broadcasters for the delivery of advanced, carrier-class voice, data and video services. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon can be found on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks

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and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop new, technologically advanced products; the performance capabilities of the TJ 715x cable modem, the BW 3500 CMTS and the BW 3200 CMTS; the reliability and capabilities of DOCSIS 2.0; the acceptance of Terayon's new products in the market; the sales of Terayon's new products; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.